Exhibit
Number      Exhibit Description

EX-21.1 Financial Statements of Colonial Village Roseville, for the years ended December 31, 1998 and 1997 together with Independent auditors' report thereon; a significant subsidiary of the partnership.

                           Colonial Village Roseville

                                Table of Contents

                                                                 Page
Independent Auditors' Report                                       39

Financial Statements

        Balance Sheets                                             40
        Statements of Operations                                   42
        Statements of Changes in Partners Capital                  46
        Statements of Cash Flows                                   47
        Notes to Financial Statements                              49

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Colonial Village Roseville
(A California Limited Partnership)
Rocklin, California




I have audited the accompanying balance sheets of Colonial Village Roseville (A California Limited Partnership), as of December 31, 1998 and 1997, and the related statements of income, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village Roseville (A California Limited Partnership) as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                             /s/ Bernard E. Rea, CPA


Stockton, California
March 31, 1999

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 1998 and 1997




             ASSETS                               1998                     1997
                                                 -----                     ----


CURRENT ASSETS
     Cash                                 $     10,495              $     20,644
     Rents receivable                              - -                       773
     Other receivables                             - -                       - -
     Prepaid expense                             2,909                     2,662
                                              --------                  --------
             Total current assets         $     13,404              $     24,079
                                         -------------              ------------



RESTRICTED DEPOSITS AND FUNDED RESERVES
     Tenants' security deposits           $     19,429              $     18,935
     Replacement reserve escrow                 57,400                    47,046
                                               -------                   -------
                                          $     76,829              $     65,981
                                         -------------              ------------



PROPERTY AND EQUIPMENT, AT COST
     Land                                 $    315,303              $    315,303
     Building                                4,802,723                 4,795,583
     Equipment                                 166,914                   166,914
                                              --------                   -------
                                          $  5,284,940              $  5,277,800
     Less accumulated depreciation             791,063                   595,478
                                              --------                   -------
                                          $  4,493,877              $  4,682,322
                                         -------------              ------------


OTHER ASSETS
     Deferred charges, less accumulated   $    114,973              $    120,186
          amortization of $18,449        -------------              ------------
          and $13,236                    $     114,973              $    120,186
                                         -------------              ------------



                                          $  4,699,083              $  4,892,568
                                         =============              ============





See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 1998 and 1997




     LIABILITIES AND PARTNERS' EQUITY              1998                    1997
                                                  -----                    ----


CURRENT LIABILITIES
     Current maturities of long-term debt    $   25,309               $   23,446
     Accounts payable                            11,462                    8,572
     Accrued expense                                800                      800
     Accrued property taxes                         - -                      - -
     Developer fees payable                      24,500                      - -
     Advances from general partner, without
          interest, due date, or collateral       8,251                      - -
     Accrued interest                            13,604                   13,753
                                                -------                  -------
                  Total current liabilities  $   83,926                $  46,571
                                             -----------              ----------



DEPOSIT AND PREPAYMENT LIABILITIES
     Tenants' security deposits              $   19,239                $  21,614
     Prepaid rents                                  - -                      280
                                               --------                 --------
                                             $   19,239                $  21,894
                                            -----------               ----------



LONG-TERM DEBT
     Mortgage payable, less current
          maturities                        $ 2,103,030              $ 2,128,339
     Developer fees payable                     407,053                  455,053
                                          -------------             ------------
                                            $ 2,510,083              $ 2,583,392
                                          -------------             ------------

COMMITMENT


PARTNERS' EQUITY                            $ 2,085,835              $ 2,240,711
                                          -------------             ------------



                                            $ 4,699,083              $ 4,892,568
                                          =============             ============





See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 1998 and 1997




                                                  1998                     1997
                                                 -----                     ----

RENTAL INCOME
     Apartments                           $    380,368              $    386,950
     Tenant assistance payments                    - -                       - -
     Furniture and equipment                       - -                       - -
     Commercial                                    - -                       - -
     Parking spaces                                - -                       - -
     Subsidy income                                - -                       - -
     Miscellaneous                                 - -                       - -
                                            ----------                ----------
             Net rental revenue           $    380,368              $    386,950
                                         -------------              ------------



FINANCIAL REVENUE
     Interest Income
          - project operations            $      1,990              $        556
     Income from investments
          - replacement reserve                  1,020                       916
     Income from investments
          - operating reserve                      138                       337
     Income from investments
          - miscellaneous                         - -                        - -
                                            ----------                ----------
         Sub-total financial revenue       $      3,148             $      1,809
                                          -------------             ------------



OTHER REVENUE
     Laundry and vending                   $      6,260             $      7,140
     NSF and late charges                         1,050                    1,950
     Damage and cleaning fees                     6,335                    5,732
     Forfeited tenant security deposits             - -                      - -
     Other revenue                                1,384                    1,496
                                               --------                 --------
         Sub-total other revenue           $     15,029             $     16,318
                                          -------------             ------------



                       Total revenues     $    398,545              $    405,077
                                         -------------              ------------











See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1998 and 1997




                                                   1998                    1997
                                                  -----                     ----

OPERATING EXPENSES

     Renting expenses
         Advertising                         $    7,111               $   14,294
         Miscellaneous renting expenses           2,798                    2,440
                                               --------                 --------
             Sub-total renting expenses      $    9,909               $   16,734
                                            -----------              -----------


     Administrative expenses
         Office salaries                     $      792               $      196
         Office supplies                          4,835                    2,629
         Office rent                                - -                      - -
         Management fee                          17,729                   19,414
         Manager's salary                        27,121                   20,050
         Manager rent free unit                     - -                    6,400
         Legal expense                              242                    1,558
         Audit expense                            4,168                    3,978
         Bookkeeping / accounting
               services                             - -                      - -
         Telephone and answering
               service                            2,771                    2,562
         Bad debts                                  628                    1,426
         Miscellaneous administrative
               expenses                           6,896                    3,076
                                               --------                 --------
             Sub-total administrative
               expenses                      $   65,182               $   61,289
                                            -----------              -----------


     Utilities expense
         Fuel oil / coal                     $      - -               $      - -
         Electricity                              6,377                    5,488
         Water                                    9,668                    9,144
         Gas                                      2,359                    1,933
         Sewer                                   15,636                   15,500
                                                -------                  -------
           Sub-total utilities expense       $   34,040               $   32,065
                                            -----------              -----------







See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1998 and 1997




                                                   1998                     1997
                                                  -----                    -----

     Operating and maintenance expense
         Janitor and cleaning payroll        $      - -               $       33
         Janitor and cleaning supplies            2,594                      206
         Janitor and cleaning contract            2,638                    3,033
         Exterminating payroll / contract         1,480                      909
         Exterminating supplies                     - -                      - -
         Garbage and trash removal                8,174                   11,037
         Security payroll / contract                - -                      - -
         Grounds payroll                            222                      248
         Grounds supplies                           603                      339
         Grounds contract                         5,903                    6,800
         Repairs payroll                         18,758                   15,358
         Repairs material                         4,472                    3,990
         Repairs contract                         8,074                    4,820
         Elevator maintenance / contract            - -                      - -
         Heating / cooling repairs
             and maintenance                      1,021                      407
         Swim pool maintenance / contract           - -                      - -
         Snow removal                               - -                      - -
         Decorating payroll / contract            1,670                    1,580
         Decorating supplies                      1,552                      214
         Vehicle and maintenance equipment
             o & r                                  153                      112
         Miscellaneous operating and maint.
             expenses                             8,037                      - -
                                                --------              ----------
             Sub-total operating & maint.
               expense                        $   65,351              $   49,086
                                           -------------            ------------


     Taxes and insurance
         Real estate taxes                    $      500              $      862
         Payroll taxes                             4,710                   3,220
         Miscellaneous taxes, licenses,
             and permits                             800                     800
         Property and liability
             insurance                             3,632                   3,737
         Fidelity bond insurance                     - -                     - -
         Workman's compensation                    1,886                   2,999
         Health insurance and other
             employee benefits                     2,533                   1,628
         Other insurance                             - -                     - -
                                              ----------              ----------
             Sub-total taxes & insurance      $   14,061              $   13,246
                                             -----------             -----------


                   Total operating expenses   $  188,543              $  172,420
                                             -----------             -----------





See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 1998 and 1997




                                                    1998                   1997
                                                   -----                  -----

OTHER EXPENSES
     Interest expense - mortgage             $   164,080              $  165,816
     Interest expense - notes                        - -                     - -
     Miscellaneous financial expense                 - -                     - -
     Depreciation and amortization               200,798                 208,818
     Non project expenses                            - -                     - -
                                              ----------              ----------
         Sub-total other expenses             $  364,878              $  374,634
                                            -------------           ------------


                   Total expenses             $  553,421              $  547,054
                                            -------------           ------------


                   Net income (loss)         $  (154,876)           $  (141,977)
                                            =============          =============















See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                         STATEMENTS OF PARTNERS' EQUITY
                     Years Ended December 31, 1998 and 1997



                                                    General              Limited
                                   Total            Partner              Partner

Partners' equity
     December 31, 1996      $  2,333,643      $     (4,777)         $  2,338,420

Partners' capital
     contributions                54,045             54,045                  - -

Partners' capital
     distributions               (5,000)                - -              (5,000)

Net income (loss)              (141,977)            (1,420)            (140,557)
                               ---------            -------            ---------

Partners' equity
     December 31, 1997      $  2,240,711       $     47,848         $  2,192,863

Partners' capital
     contributions                   - -                - -                  - -

Partners' capital
     distributions                   - -                - -                  - -

Net income (loss)              (154,876)             (1,549)           (153,327)
                               ---------             -------           ---------

Partners' equity
     December 31, 1998      $  2,085,835        $     46,299        $  2,039,536
                           =============       ============         ============



Percentage at
     December 31, 1998              100%                  1%                 99%
                                   =====                 ===                 ===







See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1998 and 1997




                                                    1998                   1997
                                                   -----                   ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                          $ (154,876)            $ (141,977)
   Adjustments to reconcile net income
    (loss) to net cash provided by
     (used in) operating activities:
       Depreciation and amortization              200,798                208,818
       Change in assets and liabilities:
        Decrease (increase) in:
           Prepaid expenses                         (247)                    163
           Tenants' security deposits               (494)                  (439)
           Rents receivable                           773                  (573)
           Other receivables                          - -                    199
        Increase (decrease) in:
           Accounts payable                         2,890                  8,572
           Accrued expenses                           - -                (1,464)
           Accrued interest                         (149)                  (139)
           Accrued property taxes                     - -               (54,045)
           Prepaid rents                            (280)                    237
           Tenants' security deposits             (2,375)                    535
                                                  -------               --------
              Net cash provided by (used in)
                   operating activities        $   46,040             $   19,887
                                             ------------            -----------


CASH FLOWS FROM INVESTING ACTIVITIES
   Funding of replacement reserve escrow       $  (10,354)            $ (17,715)
   Withdrawals from replacement reserve
       escrow                                          - -                   - -
   Acquisition of property and equipment           (7,140)                   - -
                                                ----------            ----------
              Net cash provided by (used in)
                  investing activities         $  (17,494)           $  (17,715)
                                             -------------          ------------


CASH FLOWS FROM FINANCING ACTIVITIES
   Partner contributions                      $       - -            $    54,045
   Partner distributions                              - -                (5,000)
   Advances from general partner                    8,251                    - -
   Payment of development fees payable           (23,500)               (46,871)
   Principal payments on long-term debt          (23,446)               (21,721)
                                                 --------               --------
              Net cash provided by
                 (used in) financing
                 activities                  $   (38,695)           $   (19,547)
                                            -------------          -------------









See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 1998 and 1997




                                                   1998                    1997
                                                  -----                   -----


     Increase (decrease) in cash and
         cash equivalents                  $    (10,149)           $    (17,375)

Cash and cash equivalents
     Beginning                                    20,644                  38,019
                                               ---------               ---------

     Ending                                 $     10,495            $     20,644
                                         ===============          ==============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION
         Cash paid during the year
          for interest                      $    164,229            $    165,955
                                          ===============         ==============











See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A  summary   of  the   Partnership's   significant   accounting   policies
consistently applied in the preparation of the accompanying financial statements follows.

      CAPITALIZATION AND DEPRECIATION

      Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:


                                                       Years
                                                       -----

                      Buildings                         27.5
                      Equipment                            7

      Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

      CASH AND CASH EQUIVALENTS

      For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

      AMORTIZATION

      Deferred charges are amortized over the following estimated useful lives using the straight-line method:


                                                       Years
                                                       -----

                     Deferred debt expense                30
                     Tax credit monitoring fee            15

      INCOME TAXES

      No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.

      PERSONAL ASSETS AND LIABILITIES

      In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.


NOTE 2 - ORGANIZATION

      Colonial Village Roseville is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Roseville, California. The Partnership Agreement and the loan agreement with the California Community Reinvestment Corporation (CCRC), a
      California nonprofit public benefit corporation governs the major activities of the Partnership. Under the agreements, the Partnership is required to provide low cost housing to very low-income or lower-income households.

      The Partnership has one general partners, Project Go Inc., a 501(c)(3) tax exempt, non-profit community service organization and one investing limited partner, WNC Housing Tax Credits III, L.P., a California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


NOTE 3 - DEFERRED CHARGES

     Deferred charges as of December 31, 1998 and 1997, consists of the following:


                                          1998                         1997
                                       ------------                -------------

      Deferred debt expense           $     110,462                $     110,462
      Tax credit monitoring fee              22,960                       22,960
                                      -------------                -------------
                                      $     133,422                $     133,422
      Less accumulated amortization          18,449                       13,236
                                      -------------                -------------

                                      $     114,973                $     120,186
                                      =============                =============

                          NOTES TO FINANCIAL STATEMENTS




NOTE 4 - RESTRICTED DEPOSITS AND FUNDED RESERVES

      In accordance with the Partnership Agreement and the Rider to Multifamily Instrument with CCRC, the Partnership is required to maintain a replacement reserve account. The replacement reserve account is to be funded annually in the amount of $16,800.


NOTE 5 - LONG-TERM DEBT

      Long-Term debt consisted of a permanent loan with CCRC in face amount of $2,200,000.

      Under the terms of the 30-year Promissory Note with CCRC, the loan provides for an initial interest rate of 7.67% and monthly payments of $15,639.62 commencing on September 1, 1995, and continuing through August 2025. The interest rate and monthly payment will be adjusted at year eleven (11) and year twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As Of December 31, 1998, the current interest rate, and minimum monthly payment due is 7.67% and $15,639.62, respectively.

      The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

      Aggregate maturities of Long-term debt for the next five years are as follows:

              December 31,     1999                 $      25,309
                               2000                        27,320
                               2001                        29,491
                               2002                        31,834
                               2003                        34,364
                               Thereafter               1,980,021
                                                    -------------

              TOTAL                                 $   2,128,339
                                                    =============


NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

      DEVELOPER FEES

      In accordance with the Partnership Agreement, the Partnership agreed to pay the general partner a development fee of $648,000 for services rendered to the Partnership for overseeing the development and construction of the project. However, during 1995, $3,526, of this amount was waived by the general partner in accordance with the limitations imposed by the California Tax Credit Allocation Committee.

      Payment of the development fee is to be paid from future operational cash flows.

      The developer fee has been capitalized into the basis of the building.

                          NOTES TO FINANCIAL STATEMENTS




NOTE 7 - COMMITMENT

      The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Partnership's sole asset is Colonial Village Roseville Apartments. The Partnership's operations are concentrated in the multifamily real estate market.